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                                                                   EXHIBIT 10.29


                                    FORM OF
                           REVISED SEVENTH AMENDMENT
                                     TO THE
                              FORSEON CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN



     WHEREAS, this corporation previously adopted the Forseon Corporation Employee Stock Ownership Plan (the "Plan"); and


     WHEREAS, Article XVII of the Plan provides for amendment of the Plan; and


     WHEREAS, the Administrative Committee of the Plan deemed it necessary to appoint an independent fiduciary to represent the Plan in connection with certain aspects of the acquisition of this corporation by Towne Services, Inc., such fiduciary to be referred to as the "Investment Manager"; and


     WHEREAS, it is deemed necessary to amend the Plan to provide for the appointment of the Investment Manager and make other modifications necessary to enable the Investment Manager to satisfy its legal obligations applicable to its engagement to represent the Plan;


     NOW THEREFORE, the Plan be and hereby is amended as follows:


          1. Section 2.14 "Company Stock" shall be amended to read in its entirety as follows:

          "Company Stock" shall mean whichever of the following is applicable:

          (a) So long as the Company or any successor to the Company has only one authorized class of stock, that class of stock.

               (b) In the event the Company or any successor to the Company at any time has more than one authorized class of stock, the class (or classes) of the Company's or successor Company's stock that constitutes "employer securities" under one of the following definitions:

               (i) common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market; or

               (ii) if there is not common stock which meets the requirements of Subsection (i) above, then common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of


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                    (A) that class of common stock of the employer (or of any
          other such corporation) having the greatest voting power, and

                    (B) that class of common stock of the employer or of any other such corporation) having the greatest dividend rights; or

               (iii) noncallable preferred stock shall be treated as employer securities if such stock is convertible at any time into stock which meets the requirements of Subsections (i) or (ii) above and if such conversion is at a conversion price which (as of the date of the acquisition) is reasonable.

          This amendment shall be effective as of March 22, 1999.

          2. Section 9.18, "Voting and Other Rights of Company Stock" shall be amended to read in its entirety as follows:

     All voting rights of Company Stock held by the Trust Fund shall be exercised by the Trustee as directed by the Committee, or as directed by an Investment Manager appointed by the Committee pursuant to the provisions of
Section 9.3, in accordance with the following provisions of this Section:

          (a) All Leveraged Company Stock held in the Suspense Account and any other Company Stock not yet allocated to Participants' Company Stock Accounts shall be voted as the Committee or Investment Manager directs in its absolute discretion. With respect to all corporate matters, any Company Stock, whether or not Leveraged Company Stock, allocated to the Company Stock Account of a Participant shall be voted in accordance with the directions of such Participant as given to the Committee or Investment Manager and communicated in turn by the Committee or Investment Manager to the Trustee. Each Participant shall be entitled to direct only the voting of the Company Stock (including fractional shares or fractional rights to shares) allocated to his Company Stock Account.

          (b) All Participants entitled to direct such voting shall be notified by the Committee or the Investment Manager (or the Company, pursuant to its normal communications with shareholders) of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Such Participants shall be so entitled to direct the voting of fractional shares (or fractional rights to shares), provided, however, that the Committee or Investment Manager may, to the extent possible, direct the Trustee to vote the combined fractional shares (or fractional rights to shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional rights to shares). In the event that a Participant shall fail to direct the Committee or Investment Manager in whole or in part as to the exercise of voting rights arising under any Company Stock credited to his Company Stock Accounts or in the event that any Company Stock is not allocated to a Company Stock Account, then voting rights for such stock shall be exercised as directed by the Committee or the Investment Manager, in its discretion. Each Participant shall be a named fiduciary (as that term is defined in ERISA Section 402(a)(2)), with respect to Company Stock for which he has the right to direct the voting under the Plan, but solely for the purpose of exercising voting rights pursuant to this Section 9.18.

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          (c) All rights (other than voting rights and appraisal rights under
     Delaware law) of Company Stock held in the Trust Fund, including such Stock held in the Suspense Account as well as such Stock credited to the Company Stock Accounts of Participants, shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of such Company Stock.

          (d) The Committee or Investment Manager shall in no event make any recommendation to any Participant regarding the exercise of such Participant's voting rights or any other rights under the provisions of this Section, nor shall the Committee or Investment Manager make any such recommendation as to whether any such rights should or should not be exercised by any such Participant.

          This amendment shall be effective as of March 22, 1999.

     IN WITNESS WHEREOF, this Seventh Amendment has been duly executed by the undersigned authorized individual.

Date:
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                                           Forseon, Inc.



                                           By:
                                              -------------------------------
                                                 Allen Merrill





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